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                                                                      Exhibit 99

Contact: Kimberly A. Welch, media  248-354-1916
         Jim Fisher, media, 248-354-9809
         Janet Halpin, investors,  248-354-8847

Federal-Mogul Files Plan of Reorganization in Chapter 11 Case
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     Southfield, Michigan, March 7, 2003... Federal-Mogul Corporation (OTC
Bulletin Board: FDMLQ) has filed a Plan of Reorganization with the U.S. Bankruptcy Court in Delaware in its Chapter 11 reorganization case. The filing represents a critical step forward in the company's effort to resolve its asbestos liabilities, de-leverage its balance sheet and emerge a much stronger company. The Plan will only become effective after a vote of various classes of creditors and the approval of the Court.

     Key elements of the Plan provide for:

     o Creation of a 524(g) trust for the benefit of present and future asbestos personal injury claimants, which will assume all of the company's obligations to those claimants;

     o The distribution of new common shares of the reorganized company to the trust (50.1%) and to the noteholders (49.9%);

     o    The access by the trust to insurance coverage of the company;


     o One or more distributions to U.S. and U.K. trade creditors of which the percentage ratio has not been determined;

     o The restructuring of approximately $1.6 billion in claims of the Pre-Petition Senior Secured Lenders into a combination of 6.5-year maturity Senior Secured Term Loans and 11-year maturity Junior Secured PIK Notes;

     The Plan contemplates, among other things, that noteholders and asbestos claimants will convert all claims, which total in the billions, into equity in the reorganized company. Specifically, 49.9% of the new common stock will be distributed to noteholders and 50.1% will be distributed to a trust established pursuant to Section 524(g) of the Bankruptcy Code for the benefit of existing and future asbestos claimants. A number of matters remain outstanding. The company remains actively engaged in their resolution.

     The Plan will soon be available on the company's web site, www.federal-mogul.com, where additional information will also be posted, as it becomes available. Federal-Mogul will file with the Bankruptcy Court a proposed Disclosure Statement. The required Bankruptcy Court hearing on the Disclosure Statement has been currently set for June 11, 2003. Votes on the Plan may not be solicited until the Court approves the Disclosure Statement. Federal-Mogul will also be

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filing a U.K. Scheme of Arrangements to keep the U.K. Administration process in parallel with the U.S. Bankruptcy process.

     Federal-Mogul is a global supplier of automotive components and sub-systems serving the world's original equipment manufacturers and the aftermarket. The company utilizes its engineering and materials expertise, proprietary technology, manufacturing skill, distribution flexibility and marketing power to deliver products, brands and services of value to its customers. Federal-Mogul is focused on the globalization of its teams, products and processes to bring greater opportunities for its customers and employees, and value to its constituents. Headquartered in Southfield, Michigan, Federal-Mogul was founded in Detroit in 1899 and today employs 47,000 people in 24 countries. For more information on Federal-Mogul, visit the company's web site at http://www.federal-mogul.com.
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This press release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act. Actual results could differ materially as a result of known and unknown risks and uncertainties and other factors, including factors relating to Federal-Mogul's Chapter 11 filing; filing of Administration in the United Kingdom, ability to achieve all required approvals of a Plan of Reorganization; claims relating to legal, environmental or tax matters discussed in our public filings which may affect the plan; and other risks, uncertainties and factors disclosed in Federal-Mogul's most recent reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (SEC) which may affect the company's business or financial condition in a way that may affect the Plan. We undertake no obligation to update any forward-looking statement.